As filed with the Securities and Exchange Commission on March 22, 2019

Registration Nos. 333-216411, 333-208966, 333-197751, 333-176004, 333-176003, 333-145287,

333-142837, 333-136997, 333-120270, 333-105872, 333-97857, 333-81802, 333-64584

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-216411

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-208966

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197751

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-176004

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-176003

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-145287

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-142837

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-136997

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-120270

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105872

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-97857

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-81802

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-64584

UNDER

THE SECURITIES ACT OF 1933

MB FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	36-4460265
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 West Madison Street Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

MB Financial, Inc. 401(k) Profit Sharing Plan

American Chartered Bancorp, Inc. Amended and Restated 2005 Stock Incentive Plan

MB Financial, Inc. Third Amended and Restated Omnibus Incentive Plan

MB Financial, Inc. Stock Deferred Compensation Plan

MB Financial, Inc. Non-Stock Deferred Compensation Plan

MB Financial, Inc. Second Amended and Restated Omnibus Incentive Plan

MB Financial, Inc. Amended and Restated Omnibus Incentive Plan

First Oak Brook Bancshares, Inc. Incentive Compensation Plan

First Oak Brook Bancshares, Inc. 2001 Stock Incentive Plan

First Oak Brook Bancshares, Inc. Directors Stock Plan

First SecurityFed Financial, Inc. 1998 Omnibus Incentive Plan

MB Financial, Inc. 1997 Omnibus Incentive Plan

Coal City Corporation 1995 Stock Option Plan

Avondale Financial Corp. 1995 Stock Option and Incentive Plan

(Full title of the plan)

Susan B. Zaunbrecher

Vice President and Secretary

MB Financial, Inc.

800 West Madison Street

Chicago, Illinois 60607

(Name and address of agent for service)

(888) 422-6562

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”) previously filed by MB Financial, Inc. (the “Company”):

1.

Registration Statement No. 333-216411, filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 2, 2017, relating to the offer and sale of up to 350,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and plan interests, pursuant to the MB Financial, Inc. 401(k) Profit Sharing Plan.

2.

Registration Statement No. 333-208966, filed by the Company with the SEC on August 26, 2016, relating to the offer and sale of up to 112,550 shares of Common Stock pursuant to the American Chartered Bancorp, Inc. Amended and Restated 2005 Stock Incentive Plan.

3.

Registration Statement No. 333-197751, filed by the Company with the SEC on July 31, 2014, relating to the offer and sale of up to 5,500,000 shares of Common Stock pursuant to the MB Financial, Inc. Third Amended and Restated Omnibus Incentive Plan.

4.

Registration Statement No. 333-176004, filed by the Company with the SEC on August 3, 2011, relating to the offer and sale of up to 350,000 shares of Common Stock pursuant to the MB Financial, Inc. Stock Deferred Compensation Plan and up to $20,000,000 of deferred compensation obligations under the MB Financial, Inc. Stock Deferred Compensation Plan and the MB Financial, Inc. Non-Stock Deferred Compensation Plan.

5.

Registration Statement No. 333-176003, filed by the Company with the SEC on August 3, 2011, relating to the offer and sale of up to 2,300,000 shares of Common Stock pursuant to the MB Financial, Inc. Second Amended and Restated Omnibus Incentive Plan.

6.

Registration Statement No. 333-145287, filed by the Company with the SEC on August 9, 2007, relating to the offer and sale of up to 350,000 shares of Common Stock and plan interests, pursuant to the MB Financial, Inc. 401(k) Profit Sharing Plan.

7.

Registration Statement No. 333-142837, filed by the Company with the SEC on May 11, 2007, relating to the offer and sale of up to 2,250,000 shares of Common Stock pursuant to the MB Financial, Inc. Amended and Restated Omnibus Incentive Plan.

8.

Registration Statement No. 333-136997, filed by the Company with the SEC on August 30, 2006, relating to the offer and sale of up to 332,760 shares of Common Stock pursuant to the First Oak Brook Bancshares, Inc. Incentive Compensation Plan, the First Oak Brook Bancshares, Inc. 2001 Stock Incentive Plan and the First Oak Brook Bancshares, Inc. Directors Stock Plan.

9.

Registration Statement No. 333-120270, filed by the Company with the SEC on November 5, 2004, relating to the offer and sale of up to 118,911 shares of Common Stock pursuant to the First SecurityFed Financial, Inc. 1998 Omnibus Incentive Plan.

10.

Registration Statement No. 333-105872, filed by the Company with the SEC on June 5, 2003, relating to the offer and sale of up to 1,500,000 shares of Common Stock pursuant to the MB Financial, Inc. 1997 Omnibus Incentive Plan.

11.

Registration Statement No. 333-97857, filed by the Company with the SEC on August 9, 2002, relating to the offer and sale of up to 250,000 shares of Common Stock and plan interests, pursuant to the MB Financial, Inc. 401(k) Profit Sharing Plan.

12.

Registration Statement No. 333-81802, filed by the Company with the SEC on January 31, 2002, relating to the offer and sale of up to 100,000 shares of Common Stock pursuant to the MB Financial, Inc. Stock Deferred Compensation Plan and up to $3,750,000 of deferred compensation obligations under the MB Financial, Inc. Stock Deferred Compensation Plan and the MB Financial, Inc. Non-Stock Deferred Compensation Plan.

13.

Registration Statement No. 333-64584, filed by the Company with the SEC on November 19, 2001, relating to the offer and sale of up to 1,149,302 shares of Common Stock pursuant to the MB Financial, Inc. 1997 Omnibus Incentive Plan, the Coal City Corporation 1995 Stock Option Plan and the Avondale Financial Corp. 1995 Stock Option and Incentive Plan.

On March 22, 2019, pursuant to the Agreement and Plan of Merger, dated as of May 20, 2018, by and among the Company, Fifth Third Bancorp (“Fifth Third”) and Fifth Third Financial Corporation, a wholly owned subsidiary of Fifth Third was merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a subsidiary of Fifth Third.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statements. The Company hereby removes from registration all securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on March 22, 2019. No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.

MB FINANCIAL, INC.

By:	/s/ Susan B. Zaunbrecher
Susan B. Zaunbrecher
Vice President and Secretary